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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                  FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported)       June 26, 2000
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                         CENTURY BUSINESS SERVICES, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                                               22-2769024
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(State of other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)


                                     0-25890
                                     -------
                            (Commission File Number)

                   6480 Rockside Woods Blvd., South, Suite 330
                              Cleveland, Ohio 44131
                    (Address of principal executive offices)
                                   (Zip Code)

        Registrant's telephone number, including area code (216)447-9000.
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Item 2.  Disposition of Assets

         On June 26, 2000 Century Business Services, Inc. entered into a binding agreement for the previously announced sale of its risk-bearing insurance operations, contingent upon regulatory approval.

         Avalon National Corporation and a consortium of financial entities including Stonehenge Partners, Inc.; Colonial Banc Corp.; First Mutual of Richmond, Inc.; and Ohio Valley Banc Corp., have entered into the agreement to purchase the division for $31,000,000 in cash. The purchase price was determined as a result of arms-length negotiations. Century's risk-bearing insurance division includes Century Surety Company, Evergreen National Indemnity Company, Continental Heritage Insurance Company. Also included as part of the sale are Century's indirect wholly-owned subsidiaries American Inspection and Audit Services, Inc. and CSC Insurance Agency, Inc. Proceeds from the sale will be used for debt reduction.

         This is an amendment of the Current Report on Form 8-K dated July 11, 2000 and filed on that date only to include the text of the Exhibit which was omitted.

Item 7.  Exhibits

         The following document is filed as part of this report.

c)  Exhibits

         99.3 Stock Purchase Agreement by and among Century Business Services, Inc., CBSI Management Co. and Avalon National Corporation dated June 26, 2000.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CENTURY BUSINESS SERVICES, INC.


Date:    July 12, 2000                   /s/ Jerome P. Grisko, Jr.
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                                        Jerome P. Grisko, Jr.
                                        President